As filed with the Securities and Exchange Commission on March 27, 2007 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933



                               CNB FINANCIAL CORP.
   (exact name of registrant as specified in its certificate of incorporation)


        MASSACHUSETTS                                  20-3801620
(state or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)


                                 33 WALDO STREET
                       WORCESTER, MASSACHUSETTS 01608-0830
                                 (508) 752-4800
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                         CNB FINANCIAL CORP. AMENDED AND
                           RESTATED STOCK OPTION PLAN
                             (Full Title of the Plan
                           --------------------------


CHARLES R. VALADE                                   COPIES TO:
PRESIDENT                                           LAWRENCE M.F. SPACCASI
CNB FINANCIAL CORP.                                 SCOTT A. BROWN
33 WALDO STREET                                     MULDOON MURPHY & AGUGGIA LLP
WORCESTER, MASSACHUSETTS  01608-0830                5101 WISCONSIN AVENUE, NW
(508) 752-4800                                      WASHINGTON, DC 20016
                                                    (202) 362-0840
(Name, address, including zip code, and telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

================================================================================================================
                                                      Proposed Maximum       Proposed Maximum
           Title of                Amount to be        Offering Price       Aggregate Offering        Amount of
  Securities to be Registered     Registered (1)       Per Share (3)               Price           Registration Fee
================================================================================================================
        Common Stock                 398,400
        $1.00 par value              Shares (2)            $11.81                  $4,705,104           $145
================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the CNB Financial Corp. Amended and Restated Stock Option Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of CNB Financial Corp., pursuant to 17 C.F.R. ss.230.416(a).
(2) Represents the total number of shares of common stock currently earned and available for issuance upon the exercise of stock options pursuant to the Plan.
(3) Represents the weighted average price determined by the average exercise price of $11.77 per share at which stock options for 252,305 shares have been granted under the Plan to date and by $11.88, the average of the bid and ask price of the common stock as reported on March 23, 2007 for the remaining 146,095 shares for which stock options may be granted under the plan.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND 17 C.F.R. SS.230.462.

CNB FINANCIAL CORP.

PART I   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The information regarding the CNB Financial Corp. (the "Company" or the "Registrant") Amended and Restated Stock Option Plan (the "Plan") required by Part I of the Registration Statement will be sent or given to the participants in the plan as specified by Rule 428(b)(1) under the Securities Act of 1933 (the "Securities Act"). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428. Such documents and the information incorporated by reference pursuant to Item 3 of Part II of this Registration Statement constitute the prospectus for the Registration Statement.

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed or to be filed by the Company with the SEC are incorporated by reference in this Registration Statement:

         (a) The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 (File No. 000-51685), filed with the SEC on May 9, 2006, August 9, 2006 and November 6, 2006, respectively.

         (b) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, which includes the consolidated balance sheets of CNB Financial Corp. and its subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for years then ended together with the related notes (File No. 000-51685), filed with the SEC on March 29, 2006.

         (c) The description of the Company's common stock contained in the Company's Current Report on Form 8-K 12G3 as filed with the SEC on December 19, 2005 (File No. 000-51685).

         (d) The Current Reports on Form 8-K filed by the Company on March 8, 2006, May 11, 2006, May 18, 2006, May 22, 2006, August 4, 2006, October 6, 2006,
November 13, 2006 and March 6, 2007 (except as to Items 2.02, 7.01 and 9.01).

         (e)   All documents filed by the Company pursuant to Section 13(a) and
(c), 14 or 15(d) of the Exchange Act (excluding portions filed under items 2.02 and 7.01 on Form 8-K) after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

         ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Directors and officers of CNB Financial Corp. may be entitled to benefit from the indemnification provisions contained in the Massachusetts Business Corporation Act (the "MBCA") and the Registrant's Bylaws and Articles of Incorporation.

      Section 2.02(b)(4) of Chapter 156D of the MBCA requires a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of an improper distribution or obtained an improper personal benefit. Section 8.51(a) of the MBCA provides that a corporation may indemnify a director against expenses.

      In accordance with the MBCA, Section 2 of the Company's Bylaws provides as follows.

      SECTION 2.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      (a) Except as otherwise provided in this Section, and subject to the provisions of Section 18(k) of the Federal Deposit Insurance Act and the regulations issued thereunder, the Company shall indemnify to the fullest extent permitted by law an individual who is a party to a proceeding because he or she is a Director or officer against liability incurred in the proceeding if: (1)
(i) he or she conducted himself or herself in good faith; and (ii) he or she reasonably believed that his or her conduct was in the best interests of the Company or that his or her conduct was at least not opposed to the best interests of the Company; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or
(2) he or she engaged in conduct for which he or she shall not be liable under a provision of the Articles of Organization authorized by Section 2.02(b)(4) of the Massachusetts Business Corporation Act or any successor provision to such Section.

      (b) A Director's or officer's conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his or her conduct was at least not opposed to the best interests of the Company.

      (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the Director or officer did not meet the relevant standard of conduct described in this Section.

      (d) Unless ordered by a court, the Company may not indemnify a Director or officer under this Section if his or her conduct did not satisfy the standards set forth in subsection (a) or subsection (b).

      In accordance with the MBCA, Article VI of the Company's Articles of Incorporation provides that except as provided in Section 18(k) of the Federal Deposit Insurance Act and the regulations issued thereunder, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director except to the extent exemption from liability is not permitted under the Massachusetts Business Corporation Law as the same now exists or may hereafter be amended. No amendment or repeal of this provision shall have any effect on the liability of any director with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.   LIST OF EXHIBITS

      The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

      5.0 Opinion of Muldoon Murphy & Aguggia LLP as to the legality of the Common Stock to be issued

      10.1     CNB Financial Corp. Amended and Restated Stock Option Plan

      10.2     Form of Award Agreements

      23.0 Consent of Muldoon Murphy & Aguggia LLP (contained in the opinion included as Exhibit 5)

      23.1     Consent of KPMG LLP

      24.0     Power of Attorney is located on the signature pages

ITEM 9.   UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information or prospectus required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act that are incorporated by reference into this registration statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, CNB Financial Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Worcester, Massachusetts, on this 27th day of March, 2007.

                                            CNB FINANCIAL CORP.



                                            By: /s/ Charles R. Valade
                                                --------------------------------
                                                Charles R. Valade
                                                President
                                                (principal executive officer)


         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Charles R. Valade, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                        Title                                      Date
----                                        -----                                      ----



/s/ Charles R. Valade                       President                                  March 27, 2007
------------------------------------        (principal executive officer)
Charles R. Valade


/s/ William M. Mahoney                      Treasurer and Chief Financial Officer      March 27, 2007
------------------------------------        (principal financial and accounting
William M. Mahoney                          officer)


                                            Director
------------------------------------
Robert D. Ansin


/s/ Gerald D. Cohen                         Director                                   March 27, 2007
------------------------------------
Gerald D. Cohen


                                       6



/s/ Cary J. Corkin                          Director                                   March 27, 2007
------------------------------------
Cary J. Corkin


/s/ Lawrence J. Glick                       Director                                   March 27, 2007
------------------------------------
Lawrence J. Glick


/s/ Stephen J. Granger                      Director                                   March 27, 2007
------------------------------------
Stephen J. Granger


/s/ George L. Kaplan                        Director                                   March 27, 2007
------------------------------------
George L. Kaplan


/s/ John P. Lauring                         Director                                   March 27, 2007
------------------------------------
John P. Lauring


/s/ Harris L. MacNeill                      Director                                   March 27, 2007
------------------------------------
Harris L. MacNeill


/s/ Ralph D. Marios                         Director                                   March 27, 2007
------------------------------------
Ralph D. Marios


/s/ Henry T. Michie                         Director                                   March 27, 2007
------------------------------------
Henry T. Michie


                                            Director
------------------------------------
Richard J. Noonan


/s/ Claire A. O'Connor                      Director                                   March 27, 2007
------------------------------------
Claire A. O'Connor


                                            Director
------------------------------------
Bryan T. Rich


/s/ J. Robert Seder                         Director                                   March 27, 2007
------------------------------------
J. Robert Seder

                                       7



                                  EXHIBIT INDEX

                                                                                                           Sequentially
                                                                                                             Numbered
                                                                                                               Page
      Exhibit No.            Description                          Method of Filing                            Location
---------------------     ---------------------------------    -----------------------------              ---------------
        5.0               Opinion of Muldoon Murphy &          Filed herewith.                                  --
                          Aguggia LLP

       10.1               CNB Financial Corp. Amended and      Filed herewith.                                  --
                          Restated Stock Option Plan

       10.2               Form of Award Agreements             Filed herewith                                   --

       23.0               Consent of Muldoon Murphy &          Contained in Exhibit 5.0.                        --
                          Aguggia LLP

       23.1               KPMG LLP                             Filed herewith.                                  --

       24.0               Power of Attorney                    Located on the signature page.                   --
